Exhibit 99.1

RLI REPORTS THIRD QUARTER 2016 RESULTS

PEORIA, ILLINOIS, October 19, 2016 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2016 net earnings of $22.3 million ($0.50 per share), compared to $35.9 million ($0.81 per share) for the third quarter of 2015. Operating earnings for the third quarter of 2016 were $16.2 million ($0.37 per share) compared to $31.0 million ($0.70 per share) for the same period in 2015.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2016	2015	2016	2015
Net earnings	$0.50	$0.81	$1.86	$2.35
Operating earnings (1)	$0.37	$0.70	$1.52	$1.98

(1) See discussion below of non-GAAP and performance measures.

Highlights for the quarter included:

•	Underwriting income of $10.6 million, resulting in a combined ratio of 94.2.
•	3% growth in gross premiums written and 2% growth in net premiums written.
•	$1.4 million net decrease in underwriting income resulting from unfavorable development in prior years’ loss reserves.
•	Book value per share of $21.01, an increase of 14% from year end 2015, inclusive of dividends.

“While our third quarter results were not as strong as previous quarters, RLI remains on a long-term path of fundamentally strong and sustainable earnings,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “For the only time in over a decade, we experienced unfavorable development on prior years’ reserves in the quarter. However, after the first three quarters of the year, our combined ratio sits at a respectable 89 and book value per share is up 14% year to date. We remain confident in our team’s underwriting discipline and will continue to focus on selectively pursuing growth opportunities.”

Underwriting Income

RLI achieved $10.6 million of underwriting income in the third quarter of 2016 on a 94.2 combined ratio, compared to $33.6 million of underwriting income on an 81.3 combined ratio in the same quarter for 2015. Results for the nine-month period ended September 30, 2016 include $1.4 million in unfavorable development in prior years’ loss reserves, compared to $15.8 million in favorable development in prior years’ loss reserves for the comparable period in 2015.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	Third Quarter		Combined Ratio (1)	Third Quarter
(in millions)	2016	2015		2016	2015
Casualty	$0.3	$13.7	Casualty	99.8	87.0
Property	0.5	9.2	Property	98.7	79.4
Surety	9.8	10.7	Surety	67.5	63.8
Total	$10.6	$33.6	Total	94.2	81.3

(1) See discussion below of non-GAAP and performance measures.

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Other Income

RLI’s net investment income for the quarter fell 3.3% to $13.5 million, compared to the same period in 2015. For the nine-month period ended September 30, 2016, investment income was $39.9 million versus $40.9 million for the same period in 2015. The investment portfolio’s total return was 0.8% for the quarter. The bond portfolio’s return was 0.6% in the quarter, while the equity portfolio’s return was 1.4%. Through nine months, the investment portfolio’s total return was 6.9% with the bond portfolio returning 5.7% and equities returning 11.9%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $15.3 million for the quarter ($0.34 per share) compared to $19.8 million ($0.45 per share) for the same quarter in 2015. Year-to-date comprehensive earnings were $116.6 million ($2.63 per share), compared to $55.0 million ($1.25 per share) for the same period last year.

Equity in earnings of unconsolidated investees was $1.9 million for the quarter compared to $0.7 million from the same period last year. These results are related to Maui Jim, Inc. ($1.6 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.3 million), a specialty E&S insurance company. For the third quarter of 2015, equity in earnings of unconsolidated investees from Maui Jim and Prime was $0.5 million and $0.2 million, respectively. For the nine-month period ended September 30, 2016, equity in earnings of unconsolidated investees was $10.8 million versus $11.0 million in 2015.

Dividend Paid in the Third Quarter 2016

On September 19, 2016, the company paid an ordinary dividend of $0.20 per share, the same amount as the prior quarter. RLI’s cumulative dividends, including this recent payment, total more than $643 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allows for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share from operations (EPS) consist of our GAAP net earnings adjusted by the net realized gains/(losses) and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2016 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies to help users of their financial information to better understand company performance.

Other News

During the third quarter, the Company’s A+ (Superior) financial strength rating was affirmed by A.M. Best Company for the Company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

On July 13, 2016, RLI was named as one of the insurance industry’s top performing companies by Ward Group for the 26th consecutive year. RLI is one of only three property casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) tomorrow, October 20, 2016, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://edge.media-server.com/m/p/up6uctdm.

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Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2015.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has increased dividends for 41 consecutive years and delivered underwriting profits for 20 consecutive years. To learn more about RLI and its 50-year history of financial strength, visit www.rlicorp.com.

Media Contact

Aaron Jacoby, Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2016	2015	2016	2015
		3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share (1)		$0.37	$0.70	$1.52	$1.98

Specific items included in operating earnings per share: (2) (3)
•	Favorable (unfavorable) development in casualty prior years' reserves	$(0.05)	$0.16	$0.26	$0.58
•	Favorable (unfavorable) development in property prior years' reserves	$(0.03)	$0.01	$-	$0.05
•	Favorable development in surety prior years' reserves	$0.05	$0.05	$0.09	$0.13
•	Catastrophe impact
	▪ 2016 storms	$(0.05)	$-	$(0.10)	$-
	▪ 2015 and prior events	$0.01	$(0.03)	$-	$(0.11)

(1)	See discussion above of non-GAAP and performance measures.
(2)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015	% Change	2016	2015	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned		$183,595	$179,448	2.3%	$540,739	$520,790	3.8%
Net investment income		13,504	13,964	(3.3)%	39,922	40,890	(2.4)%
Net realized gains		9,252	7,534	22.8%	23,362	25,622	(8.8)%
Consolidated revenue		$206,351	$200,946	2.7%	$604,023	$587,302	2.8%

Loss and settlement expenses		$97,892	$73,051	34.0%	$259,340	$218,461	18.7%
Policy acquisition costs		61,761	60,505	2.1%	184,525	178,965	3.1%
Insurance operating expenses		13,338	12,299	8.4%	38,950	37,297	4.4%
Interest expense on debt		1,857	1,857	0.0%	5,570	5,570	0.0%
General corporate expenses		2,242	1,958	14.5%	7,385	6,950	6.3%
Total expenses		$177,090	$149,670	18.3%	$495,770	$447,243	10.9%

Equity in earnings of
unconsolidated investees		1,881	661	184.6%	10,823	11,041	(2.0)%

Earnings before income taxes		$31,142	$51,937	(40.0)%	$119,076	$151,100	(21.2)%
Income tax expense		8,879	16,029	(44.6)%	36,343	47,409	(23.3)%
Net earnings		$22,263	$35,908	(38.0)%	$82,733	$103,691	(20.2)%

Other comprehensive earnings (loss), net of tax		(6,931)	(16,136)	(57.0)%	33,898	(48,663)	-

Comprehensive earnings		$15,332	$19,772	(22.5)%	$116,631	$55,028	111.9%

Operating earnings: (1)

Net earnings		$22,263	$35,908	(38.0)%	$82,733	$103,691	(20.2)%
Less: Realized gains, net of tax		6,015	4,898	22.8%	15,186	16,655	(8.8)%
Operating earnings		$16,248	$31,010	(47.6)%	$67,547	$87,036	(22.4)%

Return on Equity:
Net earnings (trailing four quarters)					13.2%	16.1%
Comprehensive earnings (trailing four quarters)					17.2%	11.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000's)		44,492	44,153		44,416	44,031

Net earnings per share		$0.50	$0.81	(38.3)%	$1.86	$2.35	(20.9)%
Less: Realized gains, net of tax		0.13	0.11	18.2%	0.34	0.37	(8.1)%
EPS from operations (1)		$0.37	$0.70	(47.1)%	$1.52	$1.98	(23.2)%

Comprehensive earnings per share		$0.34	$0.45	(24.4)%	$2.63	$1.25	110.4%

Cash dividends per share	$	$ 0.20	$0.19	5.3%	$0.59	$0.56	5.4%

Net Cash Flow provided by Operations		$53,429	$50,246	6.3%	$123,000	$121,367	1.3%

(1) See discussion above of non-GAAP and performance measures.

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2016	2015	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,687,605	$1,538,110	9.7%
(amortized cost - $1,624,868 at 9/30/16)
(amortized cost - $1,518,156 at 12/31/15)
Equity securities	382,282	375,424	1.8%
(cost - $200,595 at 9/30/16)
(cost - $202,437 at 12/31/15)
Other invested assets	24,502	20,666	18.6%
Cash and cash equivalents	22,362	17,343	28.9%
Total investments and cash	$2,116,751	$1,951,543	8.5%

Premiums and reinsurance balances receivable	136,214	143,662	(5.2)%
Ceded unearned premiums	54,014	52,833	2.2%
Reinsurance balances recoverable on unpaid losses	292,943	297,844	(1.6)%
Deferred policy acquisition costs	75,805	69,829	8.6%
Property and equipment	53,643	47,102	13.9%
Investment in unconsolidated investees	82,276	70,784	16.2%
Goodwill and intangibles	64,578	71,294	(9.4)%
Other assets	37,310	30,574	22.0%
Total assets	$2,913,534	$2,735,465	6.5%

Unpaid losses and settlement expenses	$1,150,938	$1,103,785	4.3%
Unearned premiums	449,051	422,094	6.4%
Reinsurance balances payable	17,425	37,556	(53.6)%
Funds held	77,902	54,254	43.6%
Income taxes - deferred	85,152	63,993	33.1%
Bonds payable, long-term debt	148,694	148,554	0.1%
Accrued expenses	40,029	55,742	(28.2)%
Other liabilities	21,929	26,018	(15.7)%
Total liabilities	$1,991,120	$1,911,996	4.1%
Shareholders' equity	922,414	823,469	12.0%
Total liabilities & shareholders' equity	$2,913,534	$2,735,465	6.5%

OTHER DATA

Common shares outstanding (in 000's)	43,907	43,544

Book value per share	$21.01	$18.91	11.1%
Closing stock price per share	$68.36	$61.75	10.7%
Cash dividends per share - ordinary (annualized)	$0.79	$0.75	5.3%
Cash dividends per share - special	$-	$2.00	(100.0)%

Statutory Surplus	$932,868	$865,268	7.8%

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$141,078		$48,334		$32,181		$221,593
Net premiums written	116,246		39,323		29,978		185,547
Net premiums earned	115,619		37,532		30,444		183,595
Net loss & settlement expenses	75,912	65.7%	20,425	54.4%	1,555	5.1%	97,892	53.3%
Net operating expenses	39,448	34.1%	16,639	44.3%	19,012	62.4%	75,099	40.9%
Underwriting income (1)	$259	99.8%	$468	98.7%	$9,877	67.5%	$10,604	94.2%

2015

Gross premiums written	$128,804		$52,697		$32,840		$214,341
Net premiums written	107,580		42,492		31,464		181,536
Net premiums earned	105,160		44,685		29,603		179,448
Net loss & settlement expenses	54,274	51.6%	17,861	40.0%	916	3.1%	73,051	40.7%
Net operating expenses	37,235	35.4%	17,608	39.4%	17,961	60.7%	72,804	40.6%
Underwriting income (1)	$13,651	87.0%	$9,216	79.4%	$10,726	63.8%	$33,593	81.3%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$426,257		$145,814		$96,434		$668,505
Net premiums written	358,241		117,017		91,258		566,516
Net premiums earned	336,572		114,011		90,156		540,739
Net loss & settlement expenses	199,270	59.2%	49,686	43.6%	10,384	11.5%	259,340	48.0%
Net operating expenses	116,812	34.7%	50,414	44.2%	56,249	62.4%	223,475	41.3%
Underwriting income (1)	$20,490	93.9%	$13,911	87.8%	$23,523	73.9%	$57,924	89.3%

2015

Gross premiums written	$393,596		$165,635		$93,776		$653,007
Net premiums written	330,532		133,375		89,550		553,457
Net premiums earned	305,842		128,084		86,864		520,790
Net loss & settlement expenses	159,220	52.1%	52,314	40.8%	6,927	8.0%	218,461	41.9%
Net operating expenses	108,498	35.5%	53,550	41.8%	54,214	62.4%	216,262	41.5%
Underwriting income (1)	$38,124	87.6%	$22,220	82.6%	$25,723	70.4%	$86,067	83.4%

(1) See discussion above of non-GAAP and performance measures.